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                                                                   EXHIBIT 10.43

                             EMPLOYMENT AGREEMENT


          This Employment Agreement (this "Agreement") is entered into as of September 18, 2000 ("Effective Date") between INSYNQ, INC, a Delaware corporation with its principal offices located at 1101 Broadway Plaza, Tacoma, Washington 98402 (the "Company"), and Stephen C. Smith, a resident of Carlsbad, California (the "Employee").

     In consideration of the promises and the terms and conditions set forth in this Agreement, the parties agree as follows:

     1.   Position. During the term of this Agreement, the Company will employ
          --------
the Employee, and the Employee will serve the Company in the capacity of Chief Financial Officer. The Employee will report directly to John P. Gorst, the Company's Chief Executive Officer and Chairman.

     2.   Duties. The Employee will perform duties described in Exhibit "A,"
          ------
attached to this Agreement and incorporated by this reference, together with such additional reasonably related duties assigned by the Chief Executive Officer or Board of Directors, none of which may include relocation from his current residence in San Diego County, California.


     3.   Exclusive Service. Except with respect to the matters specified below,
          -----------------
Employee will devote substantially all his working time and efforts to the business and affairs of the Company. The foregoing shall not, however, preclude the Employee: (a) from engaging in appropriate civic, charitable or religious activities; (b) from serving on the boards of directors of other entities, with the consent of the Company, which consent shall not be unreasonably withheld;
(c) from providing incidental assistance to family members on matters of family business, so long as the foregoing activities and service do not conflict with the Employee's responsibilities to the Company; (d) complete, manage and supervise Employee's personal business affairs including, but not limited to, two real estate projects/syndications common known as the "Tennessee land development" and the "Riverside airport hangar project". (e) complete open and pending matters with Employee's former employer, Tradeway Securities Group, Inc. ("Tradeway") including, but not limited to, KMS Energy, Inc.; and, (f) consulting to Alternative Logistic Technologies, Inc., an entity in which Employee has a significant equity position and financial interest. Company further acknowledges that Employee is a "licensed person" with the NASD and that Employee's U-4 is currently lodged with Tradeway where it will remain unless changed by Employee. Company agrees to allow Employee to keep his securities licenses active with Tradeway or another NASD member broker-dealer during the term hereof.

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     4.   Term of Agreement.
          -----------------

          4.1  Initial Term. The Company agrees to continue the Employee's
               ------------
employment, and the Employee agrees to remain in the employ of the Company, pursuant to the terms of this Agreement for a period of Fifteen Weeks (15) after the Effective Date, unless the Employee's employment is earlier terminated pursuant to the provisions of this Agreement.

          4.2  Renewal. The term of this Agreement shall be extended
               -------
automatically, without further action of either party, as of fifteen weeks (15) after the Effective Date and on each succeeding Friday, for terms of one (1) year. Any such renewal shall be upon such terms and conditions set forth in this Agreement, unless otherwise agreed between the Company and the Employee. The notice of non-renewal by either party shall in no way constitute a breach of this Agreement.


     5.   Compensation and Benefits.
          -------------------------

          5.1  Base Salary. The Employee's initial base weekly salary will be
               -----------
no less than ONE HUNDRED DOLLARS ($100.00) per week for the first fifteen weeks of his employment with the Company plus a signing bonus in consideration of Employee's agreement to accept employment with the Company in the form of TWO THOUSAND FIVE HUNDRED DOLLARS ($2,500.00) signing bonus and an Incentive Stock Option for 60,000 shares of the Company's Common Stock at an exercise price of THIRTY CENTS (.30) PER SHARE as of the effective date of this Agreement and deemed to be earned at FIVE THOUSAND SHARES PER week and subject to the terms and conditions of the 2000 Long Term Incentive Plan. The Employee's base salary will be reviewed by the Chief Executive Officer and/or Board of Directors at least quarterly. Employee's salary will be payable as earned in accordance with the Company's customary payroll practice.

          5.2  Additional Benefits. The Employee will be eligible to participate
               -------------------
in the Company's employee benefit plans of general application, including without limitation pension and profit-sharing plans, stock option, incentive or other bonus plans, life, disability, accident and other programs as they become available, paid vacations and sabbatical leave plans, and similar plans or programs, in accordance with the rules established for individual participation in any such plan. The Employee will also be entitled to reasonable holidays and illness days with full pay in accordance with the Company's policy from time to time in effect. The Employee will be entitled to the same benefits extended to members of the senior management staff of the Company, including but not limited to vacation accrual.

          5.3  Expenses. The Company will reimburse (monthly) the Employee for
               --------
all reasonable and necessary expenses incurred by the Employee in connection with the Company's business, including cell phone, entertainment, airfare, automobile, hotel and miscellaneous expenses incurred by Employee, including travel to the Company's offices in Tacoma, Washington.

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     6.   Termination.
          -----------

          6.1  Events of Termination. The Employee's employment with the Company
               ---------------------
shall terminate upon any one of the following:

          (a) Five (5) days after the date of a written notice sent to the Employee stating the Company's determination made in good faith that it is terminating the Employee for "Cause" as defined under Section 6.2 below ("Termination for Cause"); or

          (b) Five (5) days after the date of a written notice sent to the Employee stating the Company's determination made in good faith that, due to a mental or physical incapacity, the Employee has been unable to perform his duties under this Agreement for a period of not less than five (5) consecutive months ("Termination for Disability"); or

          (c)  Upon the Employee's death ("Termination Upon Death"); or

          (d) Upon the date of a written notice sent to the Company stating the Employee's determination made in good faith of "Constructive Termination" by the Company, as defined under Section 6.3 below ("Constructive Termination"); or

          (e) Five (5) days after the date of a notice sent to the Employee stating that the Company is terminating his employment, without Cause, which notice can only be given by the Company at any time after the Effective Date at the Company's sole discretion, for any reason or for no reason ("Termination Without Cause"); or

          (f) The date of a notice sent to the Company from the Employee stating that the Employee is electing to terminate his employment with the Company ("Voluntary Termination").

          6.2  "Cause" Defined. For purposes of this Agreement, "Cause" for the
               ---------------
Employee's termination will exist at any time after the occurrence of one or more of the following events:

          (a) Any willful act or acts of dishonesty undertaken by the Employee intended to result in substantial gain or personal enrichment of the Employee at the expense of the Company; or

          (b) Any willful act of gross misconduct which is materially and demonstrably injurious to the Company. No act, or failure to act, by the Employee shall be considered "willful" if done, or omitted to be done, by him in good faith and in the reasonable belief that his act or omission was in the best interest of the Company and/or required by applicable law.

          6.3  "Constructive Termination" Defined.  "Constructive Termination"
               ----------------------------------
shall mean:

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          (a)  A material reduction in the Employee's salary or benefits not agreed to by the Employee;

          (b) A material change in the Employee's responsibilities not agreed to by the Employee;

          (c) The Company's breach or failure to comply in any material respect with any material term of this Agreement after five (5) days written notice of the Employee's claim of such failure;

          (d) A requirement that the Employee relocate to an office that would increase the Employee's one-way commute distance by more than thirty (30) miles from his home in Carlsbad, California; or

          (e) The failure of the Company to obtain the unconditional assumption of the Company's obligations to Employee under this Agreement by any successor entity or acquirer in any sale, reorganization or merger transaction.

          6.4  "Termination Without Cause" shall mean:
               ---------------------------

          (a) Termination of the Employee's employment with the Company for any reason other than Cause; or

          (b) Termination of the Employee's employment with the Company for any reason following a Change in Control. "Change in Control" shall mean the occurrence of any of the following events: (i) a merger or consolidation involving the Company in which the shareholders of the Company immediately prior to such merger or consolidation own less that fifty percent (50%) of the voting power of the surviving corporation; (ii) the sale of all, or substantially all, of the assets of the Company; (iii) any "person" or "group" (as defined in the Securities Exchange Act of 1934, as amended (the "Exchange Act")) becoming the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act) directly or indirectly of securities representing more than fifty percent (50%) of the voting power of the Company then outstanding; or (iv) less than a majority of the Board of Directors are persons who were either nominated for election by the Board of Directors or were elected by the Board of Directors.


     7.   Effect of Termination.
          ---------------------

          7.1  Termination for Cause or Voluntary Termination.  In the event of
               ----------------------------------------------
any termination of the Employee's employment pursuant to Section 6.1(a) or
Section 6.1(f), the Company shall immediately pay to the Employee the compensation and benefits accrued and otherwise payable to the Employee under
Section 5 through the date of termination. The Employee's rights under the Company's benefit plans of general application shall be determined under the provisions of those plans.

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          7.2  Termination for Disability. In the event of termination of
               --------------------------
employment pursuant to Section 6.1(b):

          (a) The Company shall immediately pay to the Employee the compensation and benefits accrued and otherwise payable to the Employee under
Section 5 through the date of termination;

          (b) For five (5) days after the termination of the Employee's employment, the Company shall pay the Employee: (i) his salary under Section
5.1 above at the Employee's then-current salary, less applicable withholding taxes, payable on the Company's normal payroll dates during that period; (ii) healthcare premium for a period of three months;

          (c) The Employee shall receive other benefit payments as provided in the Company's standard benefit plans, and

          (d) The Employee shall become fully and immediately vested in 100% of the shares issuable under the Initial Option.

          7.3  Termination Upon Death.  In the event of termination of
               ----------------------
employment pursuant to Section 6.1(c), all obligations of the Company and the Employee shall cease, except the Company shall immediately pay to the Employee (or to the Employee's estate) the compensation and benefits accrued and otherwise payable to the Employee under Section 5 through the date of termination, and the Employee shall become fully and immediately vested in 100% of the shares issuable under the Initial Option.

     7.4  Constructive Termination or Termination Without Cause.  In the event
          -----------------------------------------------------
of any termination of this Agreement pursuant to Section 6.1(d) or Section
6.1(e):

          (a) The Company shall immediately pay to the Employee the compensation and benefits accrued and otherwise payable to the Employee under
Section 5 through the date of termination;

          (b) For five (5) days after the termination of the Employee's employment, the Company shall pay the Employee: (i) his salary under Section
5.1 above at the Employee's then-current salary, less applicable withholding taxes, payable on the Company's normal payroll dates during that period; (ii) healthcare premium for a period of three months.

          (c) If the termination occurs within the first (15) fifteen weeks following the Effective Date, in addition to the First Option, the Employee shall be vested in such number of shares of the Initial Option provided in
Section 5.3 equal to the product of 60,000 multiplied by the result of dividing the number of weeks the Employee has provided services to the Company by fifteen; provided, however, in no event shall the vested amount of the Initial Option be less than 15,00 shares.

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          (d)  If the termination occurs for any reason after a Change in
Control, then in addition to the foregoing benefits, the remainder of the Initial Option shall, as of the date of employment termination, be immediately 100% vested and shall remain exercisable for the periods specified in Section 5.3; provided, that if the total amount of the benefits available to the Employee under this Section 7.4, either alone or together with other payments which the Employee has the right to receive from the Company, would constitute a "parachute payment" as defined in Section 280G of the Internal Revenue Code (the "Code"), then the Employee will receive whichever provides him with the greater economic benefit: (i) the total amount of such benefits; or (ii) the largest amount that would result in no portion of such benefits being subject to the excise tax imposed by Section 4999 of the Code. The determination of which of the foregoing would provide the greatest economic benefit to the Employee shall be made by an independent accounting firm the fees for which determination shall be paid by the Company.


     8.   Nondisclosure. The Employee acknowledges that during the course of his
          -------------
employment by the Company, the Company will provide, and the Employee will acquire, knowledge of special and unique value with respect to the Company's business operations, including, by way of illustration, the Company's existing and contemplated product line, trade secrets, compilations, business and financial methods or practices, plans, hardware and software technology products, systems, programs, projects and know-how, pricing, cost of providing service and equipment, operating and maintenance costs, marketing and selling techniques and information, customer data, customer names and addresses, customer service requirements, supplier lists, and confidential information relating to the Company's policies, employees, and/or business strategy (all of such information herein referenced to as the "Confidential Information"). The Employee recognizes that the business of the Company is dependent upon Confidential Information and that the protection of the Confidential Information against unauthorized disclosure or use is of critical importance to the Company. The Employee agrees that, without prior written authorization of the Chief Executive Officer of the Company, the Employee will not, during his employment, divulge to any person, directly or indirectly, except to the Company or its officers and agents or as reasonably required in connection with the Employee's duties on behalf of the Company, or make any independent use of, except on behalf of the Company, any of the Company's Confidential Information, whether acquired by the Employee during his employment or not. The Employee further agrees that the Employee will not, at any time after his employment has ended, use or divulge to any person directly or indirectly any Confidential Information, or use any Confidential Information in subsequent employment of any nature. If the Employee is subpoenaed, or is otherwise required by law to testify concerning Confidential Information, the Employee agrees to notify the Company upon receipt of a subpoena, or upon belief that such testimony shall be required. This nondisclosure provision shall survive the termination of this Agreement for any reason. The Employee acknowledges that the Company would not employ the Employee but for his covenants and promises contained in this Section 8.

     9.   Return of Documents. The Employee agrees that if the Employee's
          -------------------
relationship with the Company is terminated (for whatever reason), the Employee shall not remove or take with the Employee, but will leave with the Company or return to Company, all Confidential Information, records, files, data, memoranda, reports, customer lists, customer information,

                                       6
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product information, price lists, documents and other information, in whatever form (including on computer disk), and any and all copies thereof, or if such items are not on the premises of the Company, the Employee agrees to return such items immediately upon the Employee's termination or the request of the Company. The Employee acknowledges that all such items are and remain the property of the Company.

     10.  No Interference or Solicitation. The Employee agrees that during his
          -------------------------------
employment, and for a period of six (6) months following the termination of his employment (for whatever reason), that neither he nor any individual, partner(s), limited partnership, corporation or other entity or business with which he is in any way affiliated, including, without limitation, any partner, limited partner, director, officer, shareholder, employee, or agent of any such entity or business, will: (i) request, induce or attempt to influence, directly or indirectly, any employee of the Company to terminate their employment with the Company; or (ii) employ any person who as of the date of this Agreement was, or after such date is or was, an employee of the Company. The Employee further agrees that during the period beginning with the commencement of the Employee's engagement with the Company and ending six (6) months after the termination of the Employee's employment with the Company (for whatever reason), he shall not, directly or indirectly, as an employee, agent, consultant, stockholder, director, partner or in any other individual or representative capacity of the Company or of any other person, entity or business, solicit or encourage any present or future customer, supplier, contractor, partner or investor of the Company to terminate or otherwise alter his, his or its relationship with the Company. This provision shall survive the termination of this Agreement for any reason.

     11.  Non-Competition. In consideration of the numerous mutual promises
          ---------------
contained in the Agreement between the Company and the Employee, including, without limitation, those involving Confidential Information, and in order to protect the Company's Confidential Information and to reduce the likelihood of irreparable damage which would occur in the event such information is provided to or used by a competitor of the Company, the Employee agrees that during his employment and for an additional period of six (6) months immediately following the termination by the Company of his employment for Cause or by Employee voluntarily terminating his employment, (the "Non-Competition Term"), not to, directly or indirectly, either through any form of ownership or as a director, officer, principal, agent, employee, employer, adviser, consultant, shareholder, partner, or in any individual or representative capacity whatsoever, without the prior written consent of the Company (which consent may be withheld in its sole discretion): (i) compete for or solicit business related to "Application Service Provider Services," then presently being offered by the Company to, for or on behalf of any person or business entity with a place of business in the United States or Canada; (ii) own, operate, participate in, undertake any employment with or have any interest in any entity with a place of business in the United States or Canada in the business of marketing and selling of Application Service Provider Services to persons or business entities, except owning publicly traded stock for investment purposes only in which the Employee owns less than 5%; (iii) compete for or solicit application service provider services business from any customer of the Company (or its successors by merger); or (iv) use in any competition, solicitation, or marketing effort any Confidential Information, any proprietary list, any information concerning customers of the Company. "Application Service Provided Services" shall mean providing a combination of

                                       7
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software applications, Web hosting and access and telecommunication integration through the Company's server based computing model.

     If, during any period within the Non-Competition Term, the Employee is not in compliance with the terms of this Section 11, the Company shall be entitled to, among other remedies, compliance by the Employee with the terms of this
Section 11 for an additional period equal to the period of such noncompliance. For purposes of this Agreement, the term "Non-Competition Term" shall also include this additional period. The Employee hereby acknowledges that the geographic boundaries, scope of prohibited activities and the time duration of the provisions of this Section 11 are reasonable and are no broader than are necessary to protect the legitimate business interests of the Company.

     This non-competition provision shall survive the termination of the Employee's employment and can only be revoked or modified by a writing signed by the parties which specifically states an intent to revoke or modify this provision. The Employee acknowledges that the Company would not employ him but for his covenants or promises contained in this Section 11.


     12.  Reformation of Section 11. The Company and the Employee agree and
          -------------------------
stipulate that the agreements and covenants not to compete contained in Section 11 hereof are fair and reasonable in light of all of the facts and circumstances of the relationship between the Employee and the Company; however, the Employee and the Company are aware that in certain circumstances courts have refused to enforce certain agreements not to compete. Therefore, in furtherance of, and not in derogation of the provisions of Section 11, the Company and the Employee agree that in the event a court should decline to enforce the provisions of
Section 11, that Section 11 shall be deemed to be modified or reformed to restrict the Employee's competition with the Company or its affiliates to the maximum extent, as to time, geography and business scope, which the court shall find enforceable; provided, however, in no event shall the provisions of Section 11 be deemed to be more restrictive to the Employee than those contained herein.

     13.  Injunctive Relief. The Employee acknowledges and agrees that the
          -----------------
agreements and covenants contained in this Agreement are essential to protect the Confidential Information, business, and goodwill of the Company. The Employee further acknowledges that the breach of any of the agreements contained herein, including, without limitation, the confidentiality covenants specified in Section 8, the non-solicitation covenants specified in Section 10, and the non-competition covenants contained in Section 11, will give rise to irreparable injury to the Company, inadequately compensable in damages. Accordingly, the Company shall be entitled to injunctive relief to prevent or cure breaches or threatened breaches of the provisions of this Agreement and to enforce specific performance of the terms and provisions hereof in any court of competent jurisdiction, in addition to any other legal or equitable remedies which may be available. The Employee further acknowledges and agrees that in the event of the termination of the Employee's employment with the Company, whether voluntary or involuntary, that the enforcement of a remedy hereunder by way of injunction shall not prevent the Employee from

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earning a reasonable livelihood. The Employee further acknowledges and agrees that the covenants contained herein are necessary for the protection of the Company's legitimate business interests and are reasonable in scope and content.


     14.  Miscellaneous
          -------------

          14.1  Indemnification and Errors and Omissions Insurance. The Company
                --------------------------------------------------
agrees to indemnify and defend the Employee to the full extent provided by Delaware law, and on terms no less favorable than any indemnification agreement the Company has at any time during the term of this Agreement with an executive or officer of the Company. The Company agrees to reimburse Employee upon demand for any costs incurred in requesting or obtaining indemnification under this paragraph.

          14.2  Arbitration. The Employee and the Company shall submit to
                -----------
mandatory binding arbitration to held in Pierce County, Washington, in any controversy or claim arising out of, or relating to, this Agreement or any breach hereof. Such arbitration shall be conducted in accordance with the commercial arbitration rules of the American Arbitration Association in effect at that time, and judgment upon the determination or award rendered by the arbitrator may be entered in any court having jurisdiction thereof. The arbitrator is hereby authorized to award to the prevailing party the costs (including reasonable attorneys' fees and expenses) of any such arbitration.

          14.3  Severability. If any provision of this Agreement shall be found
                ------------
by any arbitrator or court of competent jurisdiction to be invalid or unenforceable, then the parties hereby waive such provision to the extent that it is found to be invalid or unenforceable and to the extent that to do so would not deprive one of the parties of the substantial benefit of its bargain. Such provision shall, to the extent allowable by law and the preceding sentence, be modified by such arbitrator or court so that it becomes enforceable and, as modified, shall be enforced as any other provision hereof, all the other provisions continuing in full force and effect.

          14.4  No Waiver. The failure by either party at any time to require
                ---------
performance or compliance by the other of any of its obligations or agreements shall in no way affect the right to require such performance or compliance at any time thereafter. The waiver by either party of a breach of any provision hereof shall not be taken or held to be a waiver of any preceding or succeeding breach of such provision or as a waiver of the provision itself. No waiver of any kind shall be effective or binding, unless it is in writing and is signed by the party against whom such waiver is sought to be enforced.

          14.5  Assignment. This Agreement and all rights hereunder are personal
                ----------
to the Employee and may not be transferred or assigned by the Employee at any time. The Company may assign its rights, together with its obligations hereunder, to any parent, subsidiary, affiliate or successor, or in connection with any sale, transfer or other disposition of all or substantially all of its business and assets, provided, however, that any such assignee assumes the Company's obligations hereunder.

                                       9
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          14.6  Withholding. All sums payable to the Employee hereunder shall be
                -----------
reduced by all federal, state, local and other withholding and similar taxes and payments required by applicable law.

          14.7  Entire Agreement. This Agreement constitutes the entire and only
                ----------------
agreement between the parties relating to employment of the Employee with the Company, and this Agreement supersedes and cancels any and all previous contracts, arrangements or understandings with respect thereto.

          14.8  Amendment. This Agreement may be amended, modified, superseded,
                ---------
cancelled, renewed or extended only by an agreement in writing executed by both parties hereto.

          14.9  Notices. All notices and other communications required or
                -------
permitted under this Agreement shall be in writing and hand delivered, sent by telecopier, sent by registered first class mail, postage pre-paid, or sent by nationally recognized express courier service. Such notices and other communications shall be effective upon receipt if hand delivered or sent by telecopier, five (5) days after mailing if sent by mail, and one (l) day after dispatch if sent by express courier, to the following addresses, or such other addresses as any party shall notify the other parties:

          If to the Company:

                INSYNQ, INC.
                Attn:  John P. Gorst
                1101 Broadway Plaza
                Tacoma, Washington 98402

          If to the Employee:
                Stephen C. Smith
                8004  Paseo Aliso
                Carslbad, California  92009

          14.10 Binding Nature. This Agreement shall be binding upon, and inure
                --------------
to the benefit of, the successors and personal representatives of the respective parties hereto.

          14.11 Headings. The headings contained in this Agreement are for
                --------
reference purposes only and shall in no way affect the meaning or interpretation of this Agreement. In this Agreement, the singular includes the plural, the plural included the singular, the masculine gender includes both male and female referents, and the word "or" is used in the inclusive sense.

          14.12 Counterparts. This Agreement may be executed in two or more
                ------------
counterparts, each of which shall be deemed to be an original but all of which, taken together, constitute one and the same agreement.

                                       10
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          14.13  Governing Law. This Agreement and the rights and obligations of
                 -------------
the parties hereto shall be construed in accordance with the laws of the State of Washington, without giving effect to the principles of conflict of laws.

          14.14  Attorneys' Fees. In the event of any claim, demand or suit
                 ---------------
arising out of or with respect to this Agreement, the prevailing party shall be entitled to reasonable costs and attorneys' fees, including any such costs and fees upon appeal.

          IN WITNESS WHEREOF, the Company and the Employee have executed this Agreement as of the date first above written.

"THE COMPANY"                                "EMPLOYEE"

INSYNQ, INC.

By: /s/ John P. Gorst                        /s/ Stephen C. Smith
    -------------------------------          ----------------------------------

John P. Gorst                                Stephen C. Smith
Chief Executive Officer & Chairman

                                       11
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                                  EXHIBIT "A"
                                      TO
                             EMPLOYMENT AGREEMENT

                              DUTIES OF EMPLOYEE
                              ------------------




     Coordinate and manage the Financial affairs of the Company .

     Coordinate analysts regarding the Company financial condition including the Company's activities and 10K, 10Q, etc.

     Consult, advise, and assist the Chairman's activities as requested with particular emphasis financial management.

     Assist the Chairman as directed in matters that benefit the Company's future and market presence.

                                       12
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AMENDMENT NO. 1 TO
EMPLOYMENT AGREEMENT



Effective October 23, 2000, the Agreement entered into as of September 18, 2000 between Insynq, Inc., a Delaware corporation and Stephen C. Smith, a resident of Carlsbad, California (the "Employee) shall be amended in its entirety as to
Section 5.1 "Base Salary" and shall be as follows:

5.1 Base Salary. The Employee's initial base weekly salary will be no less than $2,500 (Two Thousand Five Hundred Dollars) The employee's weekly salary shall be deemed earned for any calendar week that employee is located at the Tacoma WA headquarters. The employee's base salary will be reviewed by the Chief Executive Officer and/or Board of directors at least quarterly. Employee's salary will be payable as earned in accordance with the Company's customary payroll practice.



Dated:  December 1, 2000



EMPLOYEE                                INSYNQ, INC.

/s/ Stephen C. Smith                    /s/ John P. Gorst
-----------------------------           --------------------------
Stephen C. Smith                        John P. Gorst
                                        Chief Executive Officer